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                                                                    EXHIBIT 23.4

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Mcglen Internet Group, Inc. on Amendment No. 2 to Form S-4 of our report, dated April 23, 2001, except for the Note 12(c) for which the date is May 22, 2001, on the financial statements of LAN Plus Corporation, appearing in the proxy statement/prospectus, which is a part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
January 31, 2002